                             STONE CONTAINER CORPORATION
                             DEFERRED INCOME SAVINGS PLAN

              (As Amended and Restated Effective as of January 1, 1997)






                                   Kirkland & Ellis

                                  Chicago, Illinois

                                     CERTIFICATE

         I, Leslie T. Lederer, Secretary of Stone Container Corporation, hereby certify that the attached document is a correct copy of Stone Container Corporation Deferred Income Savings Plan, as amended and restated effective as of January 1, 1997, or such other date as indicated herein, and as in effect on the date hereof.

         Dated this 10th day of December, 1997.


                        By:  /s/ Leslie T. Lederer
                             --------------------------------
                             Leslie T. Lederer
                             Secretary as Aforesaid



                                       (Corporate Seal)

                             STONE CONTAINER CORPORATION
                             DEFERRED INCOME SAVINGS PLAN

              (As Amended and Restated Effective as of January 1, 1997)


                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
 Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    Purpose of the Plan, Effective Date. . . . . . . . . . . . . . . . .    1
    Plan Administrator, Plan Year. . . . . . . . . . . . . . . . . . . .    1
    Funding of Plan Benefits . . . . . . . . . . . . . . . . . . . . . .    2
    Plan Benefits for Participants Who Terminated
      Employment Prior to January 1, 1997. . . . . . . . . . . . . . . .    2

ARTICLE 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
 Plan Participants . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
    Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
    Years of Service . . . . . . . . . . . . . . . . . . . . . . . . . .    3
    Hours of Service . . . . . . . . . . . . . . . . . . . . . . . . . .    4
    Leave of Absence . . . . . . . . . . . . . . . . . . . . . . . . . .    4
    Cessation of Active Participation. . . . . . . . . . . . . . . . . .    5
    Resumption of Active Participation, Transfers. . . . . . . . . . . .    5
    Notice of Participation. . . . . . . . . . . . . . . . . . . . . . .    6
    Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE 3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
 Employer Contributions. . . . . . . . . . . . . . . . . . . . . . . . .    6
    Employer Contributions . . . . . . . . . . . . . . . . . . . . . . .    6
    Payment of Employer Matching Contributions . . . . . . . . . . . . .    7
    Profit and Deduction Limitations . . . . . . . . . . . . . . . . . .    8
    Allocation of Employer Matching Contributions. . . . . . . . . . . .    8
    Verification of Employer Contributions . . . . . . . . . . . . . . .    8
    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE 4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
 Participant Contributions . . . . . . . . . . . . . . . . . . . . . . .    9
    Participant Elected Salary Reduction Contributions . . . . . . . . .    9
    Payment of Participant Contributions . . . . . . . . . . . . . . . .   11
    Rollover Contributions . . . . . . . . . . . . . . . . . . . . . . .   11
    Transferred Benefits . . . . . . . . . . . . . . . . . . . . . . . .   12
    Restricted Participation . . . . . . . . . . . . . . . . . . . . . .   13

                                                                           Page
                                                                           ----

ARTICLE 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
 Plan Accounting and Investment Funds. . . . . . . . . . . . . . . . . .   13
    Separate Participant Accounts. . . . . . . . . . . . . . . . . . . .   13
    Accounting Dates . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    Date of Crediting Contributions and Forfeitures. . . . . . . . . . .   14
    Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    Investment Elections . . . . . . . . . . . . . . . . . . . . . . . .   16
    Investment Risks . . . . . . . . . . . . . . . . . . . . . . . . . .   18
    Voting of Company Common Stock and Other Rights. . . . . . . . . . .   18
    Charging Payments and Distributions. . . . . . . . . . . . . . . . .   20
    Monthly Adjustment of Participants' Accounts . . . . . . . . . . . .   20
    Statement of Accounts. . . . . . . . . . . . . . . . . . . . . . . .   21
    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE 6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
 Distribution of Account Balances. . . . . . . . . . . . . . . . . . . .   22
    Retirement, Death or Disability. . . . . . . . . . . . . . . . . . .   22
    Resignation or Dismissal . . . . . . . . . . . . . . . . . . . . . .   23
    Forfeitures. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    Method of Benefit Payment. . . . . . . . . . . . . . . . . . . . . .   24
    Time of Benefit Payment. . . . . . . . . . . . . . . . . . . . . . .   25
    Payment of Small Amounts . . . . . . . . . . . . . . . . . . . . . .   25
    Payment by Annuity Purchase. . . . . . . . . . . . . . . . . . . . .   26
    Distributions to Alternate Payees. . . . . . . . . . . . . . . . . .   26
    Designated Beneficiaries . . . . . . . . . . . . . . . . . . . . . .   26
    Payments to Substitute Beneficiaries . . . . . . . . . . . . . . . .   27
    Direct Rollover of Eligible Rollover Distributions . . . . . . . . .   28

ARTICLE 6A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
 Reemployment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    Rehired Employee or Participant. . . . . . . . . . . . . . . . . . .   29
    Reinstatement of Forfeitures . . . . . . . . . . . . . . . . . . . .   30

ARTICLE 7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
 Hardship Withdrawals and Loans During Employment. . . . . . . . . . . .   31
    Hardship Withdrawal of Employer and Salary Reduction
      Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . .   31
    Loans to Participants. . . . . . . . . . . . . . . . . . . . . . . .   32
    No Representation Regarding Tax Effects of Withdrawals . . . . . . .   32

                                                                           Page
                                                                           ----

ARTICLE 8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
 Maximum Contributions . . . . . . . . . . . . . . . . . . . . . . . . .   33
    Contribution Limitations . . . . . . . . . . . . . . . . . . . . . .   33
    Participant Covered by Defined Contribution Plan Only. . . . . . . .   34
    Participant Covered by Defined Contribution Plan and
      Defined Benefit Plan . . . . . . . . . . . . . . . . . . . . . . .   35
    Distribution of Excess Deferrals . . . . . . . . . . . . . . . . . .   36
    Highly Compensated Employee. . . . . . . . . . . . . . . . . . . . .   37
    Limitations on Elective Contributions. . . . . . . . . . . . . . . .   37
    Limitation on Employee and Matching Contributions. . . . . . . . . .   40
    Multiple Use Limitation. . . . . . . . . . . . . . . . . . . . . . .   44

ARTICLE 9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
 General Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . .   45
    Examination of Plan Documents. . . . . . . . . . . . . . . . . . . .   45
    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
    Nonalienation of Plan Benefits . . . . . . . . . . . . . . . . . . .   45
    Payment with Respect to Incapacitated Participants or
      Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . . . . .   46
    No Employment or Benefit Guaranty. . . . . . . . . . . . . . . . . .   46
    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
    Evidence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
    Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . . .   48
    Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . .   48
    Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
    Fiduciary Responsibilities . . . . . . . . . . . . . . . . . . . . .   48
    Supplements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    USERRA Compliance. . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE 10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
 Relating to Plan Administration . . . . . . . . . . . . . . . . . . . .   49
    Plan Administrator's Duties. . . . . . . . . . . . . . . . . . . . .   49
    Information Required for Plan Administration . . . . . . . . . . . .   51
    Decision of Plan Administrator Final . . . . . . . . . . . . . . . .   51
    Review of Benefit Determinations . . . . . . . . . . . . . . . . . .   52
    Uniform Rules. . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
    Plan Administrator's Expenses. . . . . . . . . . . . . . . . . . . .   52
    Interested Committee Member. . . . . . . . . . . . . . . . . . . . .   53
    Action by Committee. . . . . . . . . . . . . . . . . . . . . . . . .   53
    Resignation or Removal of Committee Member . . . . . . . . . . . . .   54
    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .   54

                                                                           Page
                                                                           ----

ARTICLE 11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
 Relating to the Employers . . . . . . . . . . . . . . . . . . . . . . .   55
    Action by an Employer. . . . . . . . . . . . . . . . . . . . . . . .   55
    Additional Employers . . . . . . . . . . . . . . . . . . . . . . . .   55
    Subsidiary, Related Company, Stone Container Companies . . . . . . .   55
    Restrictions as to Reversion of Trust Fund to the Employers. . . . .   56

ARTICLE 12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
 Amendment and Termination . . . . . . . . . . . . . . . . . . . . . . .   57
    Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
    Plan Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
    Notice of Amendment, Termination or Plan Merger. . . . . . . . . . .   57
    Nonforfeitability on Termination . . . . . . . . . . . . . . . . . .   57

ARTICLE 13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
 Top-Heavy Plan Rules. . . . . . . . . . . . . . . . . . . . . . . . . .   58
    Key Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
    Top-Heavy Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
    Aggregation Groups . . . . . . . . . . . . . . . . . . . . . . . . .   60
    Special Minimum Contributions. . . . . . . . . . . . . . . . . . . .   60
    Vesting Requirements . . . . . . . . . . . . . . . . . . . . . . . .   61



SUPPLEMENT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A1
SUPPLEMENT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B1

                             STONE CONTAINER CORPORATION
                             DEFERRED INCOME SAVINGS PLAN

              (As Amended and Restated Effective as of January 1, 1997)


                                INDEX OF DEFINED TERMS

    Term                                                                   Page
    ----                                                                   ----

Accounting date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Accounting period. . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Active participant . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Adjusted net worth . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Aggregate limit. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Annual addition. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Defined benefit limitation amount. . . . . . . . . . . . . . . . . . . .   36
Defined contribution limitation amount . . . . . . . . . . . . . . . . .   36
Determination date . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
Direct rollover. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Distributee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Effective date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Elective contribution. . . . . . . . . . . . . . . . . . . . . . . . . .   38
Eligible retirement plan . . . . . . . . . . . . . . . . . . . . . . . .   29
Eligible rollover distribution . . . . . . . . . . . . . . . . . . . . .   28
Employee contributions . . . . . . . . . . . . . . . . . . . . . . . . .   41
Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
employer contributions account . . . . . . . . . . . . . . . . . . . . .   13
Employers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
employment commencement date . . . . . . . . . . . . . . . . . . . . . .    3
Excess aggregate contributions . . . . . . . . . . . . . . . . . . . . .   43
Excess contributions . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
highly compensated employee. . . . . . . . . . . . . . . . . . . . . . .   37
Highly compensated employees . . . . . . . . . . . . . . . . . . . . . .   38
hour of service. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Inactive participant . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Investment funds . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Key employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
Leased employees . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
leave of absence . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Limitation year. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Matching contributions . . . . . . . . . . . . . . . . . . . . . . . . .   41
Multiple use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

                                INDEX OF DEFINED TERMS

    Term                                                                   Page
    ----                                                                   ----

Non-highly compensated group . . . . . . . . . . . . . . . . . . . . . .   38
officer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
one-year break in service. . . . . . . . . . . . . . . . . . . . . . . .   24
permanent disability . . . . . . . . . . . . . . . . . . . . . . . . . .   23
Permissive aggregation group of plans. . . . . . . . . . . . . . . . . .   60
Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Plan administrator . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Plan year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
qualifying rollover contribution . . . . . . . . . . . . . . . . . . . .   11
Related company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Required aggregation group of plans. . . . . . . . . . . . . . . . . . .   60
rollover account . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
salary reduction contribution. . . . . . . . . . . . . . . . . . . . . .    9
salary reduction contributions account . . . . . . . . . . . . . . . . .   13
settlement date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
severance from service date. . . . . . . . . . . . . . . . . . . . . . .    3
Stone Container Companies. . . . . . . . . . . . . . . . . . . . . . . .   55
Stone Container Company. . . . . . . . . . . . . . . . . . . . . . . . .   56
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Top-heavy plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
Total compensation . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
USERRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
years of service . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

               STONE CONTAINER CORPORATION DEFERRED INCOME SAVINGS PLAN
              ---------------------------------------------------------
              (As Amended and Restated Effective as of January 1, 1997)

                                       ARTICLE 1

                                     INTRODUCTION

         1.1 PURPOSE OF THE PLAN, EFFECTIVE DATE. Stone Container Corporation Deferred Income Savings Plan (the "plan") was established effective as of October 1, 1983 by Stone Container Corporation (the "company"). The plan as set forth herein constitutes an entire amendment and restatement of the plan, effective as of January 1, 1997 (the "effective date") or other dates as provided herein with respect to certain designated provisions. The purpose of the plan is to enable eligible employees of the company and eligible employees of any subsidiaries (as defined in 11.3) or any related companies (as defined in 11.3) of the company which adopt the plan with the consent of the company in accordance with the provisions of section 11.2 (the company and such subsidiaries or related companies which adopt the plan shall be referred to as the "employers" or individually as an "employer") to share in the profits of the employers and to accumulate funds and thereby assist such employees in providing for their future security.

         1.2 PLAN ADMINISTRATOR, PLAN YEAR. The plan is administered by the company (the "plan administrator"). The plan is administered on the basis of a plan year (the "plan year"). For years prior to January 1, 1990, the plan year is the calendar year. The plan year beginning January 1, 1990 shall end on September 30, 1990 followed by a short plan year beginning October 1, 1990 which shall end on December 31, 1990. Subsequent plan years shall begin on January 1 of each year and end on the next following December 31. Article 10 describes certain powers, duties and responsibilities of the plan administrator with respect to the administration of the plan.

         1.3 FUNDING OF PLAN BENEFITS. Amounts contributed under the plan are held and invested by one or more trustees (the "trustee") appointed by the company in accordance with the terms of a trust agreement between the company and the trustee which implements and forms a part of the plan.

         1.4 PLAN BENEFITS FOR PARTICIPANTS WHO TERMINATED EMPLOYMENT PRIOR TO JANUARY 1, 1997. The benefits provided hereunder with respect to any participant who retired or whose employment with the employers otherwise terminated prior to January 1, 1997, will, except as otherwise provided herein, be governed in all respects by the terms of the plan as in effect on the date of the participant's retirement or other termination of employment.

                                      ARTICLE 2

                                  PLAN PARTICIPANTS

         2.1 ELIGIBILITY. Each employee of an employer will be eligible to become a participant in the plan on the first January 1 or July 1, or on any subsequent January 1 or July 1, as of which he or she is a salaried employee of an employer to whom the plan has been extended. An eligible employee will become a participant on the date as of which he or she has elected to make salary reduction contributions to the plan by filing with the plan administrator a written election to make such contributions on such forms, in such manner and at such time as the plan administrator shall require. Notwithstanding anything in this section 2.1 to the contrary, no employees who are (i) "leased employees" as set forth in Section 414(n) of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) nonresident aliens who receive no earned income from sources within the United States

(within the meaning of Code Section 861(a)(3)), shall be eligible to participate in the plan.

         2.2 YEARS OF SERVICE. A participant shall be granted "years of service" equal to his or her period of employment (in full and fractional years) by the Stone Container Companies (as defined in section 11.3) commencing with his or her employment commencement date and ending with his or her severance from service date.

              (a) An employee's "employment commencement date" shall be the date the employee first performs an hour of service (as defined in section 2.3) for a Stone Container Company (as defined in section 11.3) and his or her "severance from service date" shall be the earlier of the date his or her employment with all of the Stone Container Companies terminates on account of resignation, retirement, discharge or death or the first anniversary of the first day of a period during which the employee is absent from service with the Stone Container Companies (with or without pay) for any reason other than resignation, retirement, discharge, death or leave of absence on account of military service (as described in section 2.4(a)) provided the employee returns to service within the period provided by applicable law.

              (b) If an employee terminates his or her employment with the Stone Container Companies and is later rehired by the Stone Container Companies within one year of his or her termination of employment (or earlier absence from service for reason other than a termination) he or she shall not be considered to have incurred such prior termination of employment for purposes of determining his or her years of service under this section 2.2.

              (c) Solely for purposes of determining whether an employee has incurred a break in service for purposes of sections 6.3 and 6A.1, the severance from service date of an employee who is on a maternity or paternity leave of absence (as described in subsection 2.4(b)) shall be the earlier of the date his or her employment terminates on account of resignation, retirement, discharge or death or the second anniversary of the first day of his or her absence.

              (d) Service performed under a predecessor plan shall be determined in accordance with the provisions of such predecessor plan on the day immediately prior to the date such employee becomes a covered employee hereunder.

         2.3 HOURS OF SERVICE. An "hour of service" as used in the plan means:

              (a) Each hour for which an employee is directly or indirectly compensated or entitled to be compensated for his performance of duties for any Stone Container Company as an employee (with each overtime hour being taken into account as if it were a normal work hour);

              (b) Each hour for which an employee is directly or indirectly compensated or entitled to be compensated by a Stone Container Company with respect to a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacitation (including disability), layoff, military duty or leave of absence (as defined in section 2.4); and

              (c) Each other hour required by federal law to be counted as an "hour of service", including each such hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Stone Container Company.

         2.4 LEAVE OF ABSENCE. A "leave of absence" as used in the plan means:

              (a) A leave of absence required by law or granted by a Stone Container Company on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who enter such branches or any other military or governmental branch designated by a Stone Container Company;

              (b) A leave of absence for any period the employee is absent from work by reason of the employee's pregnancy, the birth of the child of the employee, the placement of a child with the employee in connection with the adoption of the child by the employee or the caring for the child for a period beginning immediately after such birth or placement; and

              (c) Any other absence from active employment with a Stone Container Company that is approved by such Stone Container Company and not treated by it as a termination of employment.

Leaves of absence granted by a Stone Container Company shall be governed by rules uniformly applied to all employees of that Stone Container Company similarly situated.

         2.5 CESSATION OF ACTIVE PARTICIPATION. Once an employee has become an active participant in the plan in accordance with section 2.1 above, such employee shall remain a participant in the plan until the date that the participant's entire account balances under the plan have been distributed to him or her or on his or her behalf in accordance with the plan. During a period of employment with the employers while a participant has elected to make salary reduction contributions, a participant shall be considered for all purposes of the plan to be an "active participant". During all other periods of participation, including periods of restricted participation pursuant to section 4.5, a participant shall be considered an "inactive participant". Only those participants who are active participants with respect to a pay period are entitled to make participant contributions for that pay period. Beneficiaries of deceased participants will be treated as inactive participants for purposes of the plan (provided that such beneficiaries may not designate additional beneficiaries in accordance with section 6.9 and, accordingly, any unpaid benefits remaining upon the death of a designated beneficiary of a deceased participant shall be distributed in accordance with the provisions of section 6.10).

         2.6 RESUMPTION OF ACTIVE PARTICIPATION, TRANSFERS. Any employee of the employers who was previously an active participant in the plan will be eligible to elect to become an active participant effective as of the next January 1 or July 1 following the participant's voluntary suspension of his or her salary reduction contributions. Any employee of the employer who was previously an hourly employee who is transferred to a salaried position will be eligible to elect to become an active participant effective as of the first day of any month by properly completing and filing the written election described in section 2.1 with respect to such date.

         2.7 NOTICE OF PARTICIPATION. Each employee will be notified of the date he or she becomes a plan participant and each participant and other person receiving benefits under the plan will be furnished with a copy of a summary plan description.

         2.8 OFFICERS. The participation of any officer of the company in the plan shall, in addition to satisfying applicable requirements of the plan, be subject to compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"). The term "officer" shall mean an officer of the company within the meaning of Section 16 of the Exchange Act. The rules applicable to the participation of an officer, including, without limitation, the level of and changes in salary reduction contributions and the investment and distribution of account balances, shall be as set forth in uniform rules established by the plan administrator.

                                      ARTICLE 3

                                EMPLOYER CONTRIBUTIONS

         3.1 EMPLOYER CONTRIBUTIONS. Subject to the conditions and limitations of this Article 3 and Article 8, for each plan year each employer will make a contribution under the plan on behalf of each participant employed by it during that plan year in an amount equal to the sum of the following:

              (a) EMPLOYER MATCHING CONTRIBUTIONS. With respect to each participant who is employed by the employer on the last day of the plan year, or who first incurs a permanent disability (as defined in section 6.1) during the plan year, or whose employment with all of the Stone Container Companies terminated during the plan year on account of death or account of retirement under the Stone Container Corporation Salaried Employees Retirement Plan (and with respect to which he or she is receiving or has properly elected to receive his or her early, or normal retirement benefits under such plan), the employer shall make a matching contribution equal to 50 percent of the first 5% of such participant's compensation contributed to the plan for the plan year pursuant to section 4.1.

              (b) SALARY REDUCTION CONTRIBUTIONS. 100 percent of the salary reduction contributions (as defined in section 4.1) elected by the participant for the plan year.

         3.2 PAYMENT OF EMPLOYER MATCHING CONTRIBUTIONS. Employer matching contributions under the plan to be made in accordance with subsection 3.1(a) above shall be paid to the trustee, without interest, as soon as practicable after the end of the calendar year within which the plan year ends but no later than 60 days after the end of such calendar year. The company may, at its discretion, make all or any part of any employer matching contribution under subsection 3.1(a) above in shares of common stock of the company rather than in cash. The shares of company stock so contributed may be treasury shares or may be purchased by the company on the open market or in a private purchase and shall have a fair market value equal to the amount of such employer matching contribution (or portion thereof). For purposes of this section 3.2, the fair market value of a share of company common stock shall be the mean between the highest and lowest quoted selling price per share for a 100 share lot of common stock of the company on the composite tape of New York Stock Exchange issues on the date of payment to the trustee.

         3.3 PROFIT AND DEDUCTION LIMITATIONS. Each employer's aggregate contributions under the plan for any plan year in no event shall exceed an amount equal to the maximum amount deductible on account thereof by the employer as an expense for purposes of federal taxes on income for the fiscal year of the employer for which such deduction is taken.

         3.4 ALLOCATION OF EMPLOYER MATCHING CONTRIBUTIONS. Subject to the limitations of this Article 3 and Article 8, employer matching contributions made for the benefit of participants employed by such employer (plus any forfeitures applied to reduce such contributions) shall be allocated as of the last day of the plan year among the employer contributions accounts of the participants who are employed by such employer as of the last day of the plan year (and who are not on an unpaid leave of absence from such employer on such date), based on such participant's basic salary reduction contributions.

         3.5 VERIFICATION OF EMPLOYER CONTRIBUTIONS. The certificate of an independent accountant selected by the company as to the correctness of any amounts or calculations relating to an employer's contributions under the plan for any plan year shall be conclusive on all persons.

         3.6 COMPENSATION. For purposes of the plan, a participant's "compensation" means his or her total compensation for services rendered to an employer as an employee, including overtime, bonuses and commissions but excluding:

              (a) Any deferred compensation, including any amounts contributed by the employers for the participant's benefit under this plan or any other profit sharing, pension or other retirement or benefit plan maintained by an employer; provided that the salary reduction contributions elected by the participant and made to this plan and to any other plan qualified under Section 401(k) or Section 125 of the Code shall be included in his or her compensation;

              (b) Any reimbursements for travel expenses, relocation allowances, educational assistance allowances or other special allowances and awards;

              (c) Any income realized for federal income tax purposes as a result of group life insurance;

              (d) Any severance pay received as a result of participant's termination of employment;

              (e) Any compensation paid or payable to the participant, or to any governmental body or agency on account of the participant, under the terms of any state, federal or foreign law requiring the payment of such compensation because of the participant's voluntary or involuntary termination of employment with an employer; and

              (f) All compensation in excess of $160,000, or such other maximum amount as may be determined from time to time by the Secretary of the Treasury or his or her delegate or by law.


                                      ARTICLE 4

                              PARTICIPANT CONTRIBUTIONS

         4.1 PARTICIPANT ELECTED SALARY REDUCTION CONTRIBUTIONS. Subject to the conditions and limitations of this Article 4 and Article 8, with respect to each plan year each active participant may elect to reduce his or her compensation from his or her employer by an amount equal to not less than one percent nor more than ten percent (in whole multiples of one percent) of his or her compensation for such plan year, and his or her employer shall, in accordance with subsection 3.1(b), contribute the amount of each such reduction to the plan on his or her behalf as a "salary reduction contribution". Notwithstanding any other provision of the plan to the contrary, a participant may not make salary reduction contributions to the plan in any plan year which, when aggregated with salary reduction contributions or other elective deferrals under all other plans, con-tracts or arrangements maintained by a Stone Container Company in which such participant participates, are in excess of $9,500 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or the Secretary's delegate or by law with respect to such plan year), or such lesser amount as may be determined by the plan administrator in order to ensure compliance with section 8.4. Salary reduction contributions made on behalf of a participant for a plan year which are not in excess of five percent of his or her compensation for such plan year shall be eligible for the employer matching contribution provided for in subsection 3.1(a). Each participant shall initially elect his or her rate of salary reduction contributions pursuant to the participant's written election described in section 2.1. A participant may elect to discontinue making salary reduction contributions as of any pay day or to change the rate of his or her salary reduction contributions (within the limits specified above) as of any January 1 or July 1 by filing a superseding written election with the plan administrator on such form, in such manner and at such time as the plan administrator shall require. A participant who has discontinued making salary reduction contributions may elect to resume making salary reduction contributions as of the next following January 1 or July 1 by filing a superseding written election with the plan administrator on such form, in such manner and at such time as the plan administrator shall require. A participant who is reemployed by an employer shall be permitted to resume making salary reduction contributions to the plan on the first date of the next enrollment period following the date of his or her resumption of employment by filing an election with the plan administrator on such form, in such manner and at such time as the plan administrator shall require. Notwithstanding anything in the plan to the contrary, a participant may initially elect his or her rate of salary reduction contributions or to discontinue or resume making salary reduction contributions or to change the rate of his or her salary reduction contributions by means of authorized telephonic voice response followed by filing a written election with the plan administrator on such form, in such manner and at such time as the plan administrator shall require.

         4.2 PAYMENT OF PARTICIPANT CONTRIBUTIONS. A participant's salary reduction contributions may be made by regular payroll deductions (in multiples of one percent) or in any other way approved by the plan administrator; provided that all participant contributions for a plan year must be made no later than 30 days after the end of that plan year. Participant salary reduction contributions will be paid to the trust fund as soon as practicable after the date made or deducted.

         4.3 ROLLOVER CONTRIBUTIONS. The plan administrator may, in accordance with Section 402(c) of the Code, permit any employee of an employer to make a qualifying rollover contribution to the plan. For distributions received by the employee on and after January 1, 1993, a "qualifying rollover contribution" means the contribution to the plan by an employee of a portion or all of an eligible rollover distribution (as defined in Section 402(f)(2)(A) or as referred to in Section 401(a)(31)(c) of the Code). (With respect to distributions received prior to January 1, 1993, a qualifying rollover distribution means the contribution to the plan by an employee of a portion or all of a qualifying total distribution (as defined in Section 401(a)(5)(E)(i)) or Rollover Contribution (as defined prior to January 1, 1993 in Section 408(d)(7) of the Code). A qualifying rollover contribution to be made by an employee must be made to the trust, in care of the plan administrator, by not later than the sixtieth day following the day upon which the employee received the distribution with respect to which the qualifying rollover contribution is made. The plan administrator shall refuse to permit the contribution to the plan of property other than money (and shall require instead that the property be sold and the proceeds contributed). If an employee makes a qualifying rollover contribution on a date other than an accounting date (as defined in section 5.2), a segregated account shall be established on such date on his behalf until the next accounting date under the plan to reflect the income, losses appreciation and depreciation attributable thereto until such accounting date. A participant's qualifying rollover contribution shall be credited to the participant's rollover account (defined in section 5.1(c)) as of the accounting date coincident with or next following the date the contribution is made.

         4.4 TRANSFERRED BENEFITS. If an employee of an employer had previously participated in any other qualified pension, profit sharing, stock bonus or other retirement or employee benefit plan and such other plan permits the transfer to this plan of the vested portion of such employee's benefits under such other plan, and if so directed by the plan administrator in its discretion, the trustee shall accept a transfer of cash to this plan equal to the vested benefits of such employee under such other plan which are being transferred to this plan. No amounts shall be transferred to this plan from any other plan if the accrued benefit payable to the employee under such other plan must be provided in the form of a qualified joint and survivor annuity or if a qualified preretirement survivor annuity must be provided to the surviving spouse of such employee with respect to such accrued benefit unless a supplement is adopted for the purposes of preserving the optional forms of payment that are applicable to such transferred amount. If the date on which such transferred benefit is received by the trustee is not an accounting date, a segregated account shall be established on such date on behalf of the covered employee until the next accounting date under the plan to reflect the income, losses, appreciation and depreciation attributable thereto until such accounting date.

The participant's transferred benefits (as adjusted to reflect the investment experience of a segregated account, if initially credited to a segregated account) shall be credited to his rollover account (or any other applicable account as designated by the plan administrator) as of the accounting date coincident with or next following the date the transfer is made.

         4.5 RESTRICTED PARTICIPATION. For purposes of the plan, a participant with respect to whom a qualifying rollover contribution or a transfer of benefits is made in accordance with section 4.3 or 4.4, respectively, shall not be eligible to make salary reduction contributions or have employer contributions made on his or her behalf before becoming an active participant for all purposes of the plan in accordance with section 2.1 of the plan.

                                      ARTICLE 5

                         PLAN ACCOUNTING AND INVESTMENT FUNDS

         5.1 SEPARATE PARTICIPANT ACCOUNTS. The plan administrator will establish and maintain the following separate accounts with respect to plan participants:

              (a) An "employer contributions account" shall be maintained in the name of each participant which will reflect the employer matching contributions made on his or her behalf to the plan and the income, losses, appreciation and depreciation attributable thereto.

              (b) A "salary reduction contributions account" shall be maintained in the name of each participant which will reflect his or her salary reduction contributions made to the plan, and the income, losses, appreciation and depreciation attributable thereto.

              (c) A "rollover account" shall be maintained on behalf of a plan participant, including a participant whose participation is restricted in accordance with section 4.5, which shall reflect the rollover contributions and transferred benefits made to the plan for his or her benefit in accordance with section 4.3 or 4.4 of the plan.

The plan administrator also may maintain such other accounts in the names of participants as it considers desirable. Unless the context indicates otherwise, reference in the plan to a participant's accounts or account balances shall refer to all accounts maintained in his or her name under the plan. The maintenance of separate accounts as provided above shall not require any physical segregation of the trust fund with respect to such accounts. Participants shall at all times have 100 percent vested and nonforfeitable interests in their salary reduction contributions account and rollover account and shall have vested and nonforfeitable interests in their employer contributions account as provided in section 6.2 of the plan.

         5.2 ACCOUNTING DATES. An "accounting date" is the last day of each month, the date of the termination or any partial termination of the plan and any other date designated as such by the plan administrator. The one month period (or shorter period in the case of a special accounting date) ending on each accounting date is sometimes referred to herein as an "accounting period".

         5.3 DATE OF CREDITING CONTRIBUTIONS AND FORFEITURES. All participant contributions made for any pay period ending during an accounting period will be considered to have been made in cash and will be credited to the proper participant's accounts on the accounting date which ends that accounting period, regardless of when such contributions are actually paid to the trust fund; provided that if the trustee or an investment manager with respect to an investment fund (as described in section 5.4) maintains participants' accounts and credits contributions received more frequently than monthly, contributions invested in that investment fund will be considered made and will be credited as provided in accordance with the accounting rules in effect with respect to that investment fund. All employer contributions made for any plan year will be credited to the proper participant's accounts on the accounting date which coincides with the end of the plan year, regardless of when such contributions are actually paid to the trust. Each forfeiture arising in any plan year (as described in section 6.3) shall be used to reinstate the forfeitures of any reemployed participant (as described in section 6A.2) and, to the extent there are any amounts in excess of the amount necessary for reinstating the forfeitures of reemployed participants for any plan year, such excess forfeitures shall be used to fund the employer matching contributions for the plan year.

         5.4 INVESTMENT FUNDS. From time to time the company may cause one or more investment funds (the "investment funds") to be established within the trust fund for the investment of participants' accounts. The continued availability of any investment fund is necessarily conditioned upon the terms and conditions of the applicable investment management agreements and other investment arrangements, and the continued availability of investment funds established cannot be assured on the same terms and conditions as may apply from time to time. As of the effective date, the following investment funds are being maintained hereunder:

              (a) SHORT TERM INVESTMENT FUND. This fund is invested in such short term investments as shall be chosen by the trustee.

              (b) FIXED INVESTMENT FUND. This fund is invested in fixed investments as shall be chosen by the company or by such investment manager selected by the company.

              (c) EQUITY FUND. This fund is invested in such common stocks and other securities as shall be chosen by the company or by such investment manager(s) selected by the company.

              (d) COMPANY STOCK FUND. This fund is invested solely in common stock of the company. No fractional shares of common stock are held.

              (e) BALANCED FUND. This fund is invested in such common stocks, preferred stocks and corporate and government bonds as chosen by the company or by such investment manager(s) selected by the company.

              (f) INTERNATIONAL EQUITY FUND. This fund is invested in such common stocks of companies located primarily outside of the United States as shall be chosen by the company or by such investment manager(s) selected by the company.

              (g) SMALL COMPANY GROWTH FUND. This fund is invested in such common stocks and other securities as shall be chosen by the company or by such investment manager(s) selected by the company.

The company may direct the establishment of additional investment funds or may terminate any investment fund as it deems appropriate and in the best interest of plan participants.

         5.5 INVESTMENT ELECTIONS. Except as provided below, each participant may elect, in accordance with uniform rules established by the plan administrator and on a form provided by it or by any other procedure established by the plan administrator for this purpose (including, without limitation, by authorized telephonic voice response), to have his or her account balances as of that date (after all adjustments as of that date have been made) invested in accordance with his or her election entirely in one of the investment funds or partially in each of two or more of the investment funds (so that a multiple of one percent of each of his or her account balances is invested as of such date in each investment fund); provided, however, that a participant may not elect to invest his or her accounts in the Short-Term Investment Fund; and provided, further, that a participant's investment in the Small Company Growth Fund is limited to twenty-five (25%) of his or her account balance under the plan. Investment directions may be changed or revoked effective as of the first day of any calendar month, by filing a written election on such form, in such manner and at such time as the plan administrator may prescribe or by any other procedure established by the plan administrator for this purpose (including, without limitation, by authorized telephonic voice response), and such direction shall be implemented, based on a participant's account balances valued as of the next following accounting date, as soon as practicable after such accounting date. Similarly, as of the first day of any calendar month, and subject to the limitations set forth in this section 5.5, each participant may elect, in accordance with uniform rules established by the plan administrator and on a form provided by it or by any other procedure established by the plan administrator for this purpose (including, without limitation, by authorized telephonic voice response), to have his or her future contributions made on his or her behalf (prior to any subsequent election such participant may make) invested in accordance with his or her election entirely in one of the investment funds or partially in each of two or more of the investment funds (so that a multiple of one percent of each of his or her account balances is invested as of such date in each of the investment funds). During any period for which a participant has not made an investment election, his or her accounts and contributions made on his or her behalf shall be invested in the Fixed Investment Fund. Notwithstanding the foregoing or any other provision of the plan to the contrary: (a) an employer matching contribution for any plan year made in common stock of the company shall be invested in the Company Stock Fund (and an employer matching contribution for any plan year made in cash shall be held in the Short Term Investment Fund until it is administratively feasible for the trustee to invest such cash contributions (and earnings thereon) in the Company

Stock Fund) and no such contributions or any amounts attributable thereto shall be subject to any investment election by the participant until the participant attains age fifty-five, and (b) the trustee may at the trustee's sole discretion invest some or all of a participant's contributions to the plan in the Short-Term Investment Fund until it is administratively feasible to allocate such contributions among the other investment funds in accordance with the participant's investment election or, in the absence of the participant's investment election, to the Fixed Investment Fund. The plan is intended to constitute a plan described in Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, and Title 29 of the CODE OF FEDERAL REGULATIONS Section 2550.404c-1. As such, the participant or beneficiary will be provided, or have the opportunity to obtain, sufficient information, as required by such regulations, to make informed decisions with regard to investment alternatives under the plan and incidents of ownership appurtenant to such investments, from the plan fiduciary.

         5.6 INVESTMENT RISKS. Completion of any investment election by a participant shall constitute an agreement by such participant to assume responsibility for the risk of investment of his account in accordance with such investment election, it being expressly understood that all of the investment funds involve some measure of investment risk including the risk of diminution or loss of the principal amount of any investment. All fiduciary responsibility with respect to the allocation of participant accounts between various funds shall be considered to be delegated to the participant who directs the investment of participant's contributions and accounts.

         5.7 VOTING OF COMPANY COMMON STOCK AND OTHER RIGHTS. Company common stock shall be held by the trustee subject to the following rules and conditions:

              (a) GENERALLY. A participant is entitled to direct the exercise of voting rights or other rights with respect to the whole shares of stock allocated to said participant's account. The company shall provide to each participant materials pertaining to the exercise of such rights containing all the information distributed to shareholders as part of its distribution of such information to shareholders. A participant shall have the opportunity to exercise any such rights within the same time period as shareholders of the company. Each participant will have the right to direct the trustee in writing as to the manner in which the shares of common stock held by the trustee and allocated to the participant's account are to be voted at each meeting of the shareholders of the company, and the trustee shall vote such shares in accordance with such direction. If the trustee does not receive instructions with respect to voting such shares of common stock, the trustee will vote such stock in the same proportion as the shares of common stock with respect to which it has received instruction, and the trustee will have no discretion in such matters. In the exercise of voting rights, votes representing fractional shares of stock and shares of stock held in unallocated inventory shall be voted in the same ratio for the election of directors and for and against each issue as the applicable vote directed by participants with respect to whole shares of stock. The instructions received by the trustee will be held by the trustee in confidence and shall not be divulged or released to any person, including officers or employees of the company.

              (b) STOCK DIVIDENDS, SPLITS, RIGHTS, WARRANTS, OPTIONS AND OTHER CAPITAL REORGANIZATIONS. Any securities received by the trustee as a stock split or dividend or as a result of a reorganization or other recapitalization of the company shall be allocated as of each accounting date in the same manner as the stock to which it is attributable is then allocated. In the event any rights, warrants or options are issued on common shares or other securities of the company held in the trust, the trustee shall exercise them for the acquisition of additional common shares or other securities of the company to the extent that cash is then available. Any common shares or other securities of the company acquired in this fashion shall be treated as common shares or other securities of the company bought by the trustee for the net price paid.

         Any rights, warrants, options, common shares, or other securities of the company which cannot be exercised for lack of cash may be sold by the trustee and the proceeds treated as a current cash dividend received on common shares or other securities of the company.

              (c) TENDER OFFER FOR COMPANY COMMON STOCK. The company will notify each participant and utilize its best efforts to timely distribute or cause to be distributed to him or her such information as will be distributed to stockholders of the company in connection with any such tender or exchange offer. Each participant will have the right to instruct the trustee in writing as to the manner in which to respond to a tender or exchange offer for any or all shares of common stock credited to such participant's account, and the trustee shall act in accordance with such direction. If the trustee does not receive instructions from a participant regarding any such tender or exchange offer for the common stock, the trustee shall have no discretion in such matter and shall take no action with respect thereto except to the extent required by law. Unallocated shares of common stock will be tendered or exchanged by the trustee in the same proportion as shares with respect to which participants have the right of discretion are tendered or exchanged.

         5.8 CHARGING PAYMENTS AND DISTRIBUTIONS. All payments, withdrawals or other distributions made to or on behalf of a participant or his or her beneficiary will be charged to the participant's accounts when made.

         5.9 MONTHLY ADJUSTMENT OF PARTICIPANTS' ACCOUNTS. As of each accounting date, the plan administrator shall adjust the account balances of plan participants to reflect payments and monthly withdrawals of benefits, adjustments in the values of the investment funds and the employer's and participants' contributions, as follows:

              (a) First, all payments, withdrawals and transfers of benefits that have not been charged previously shall be charged to the proper accounts;

              (b) Next, participants' salary reduction contributions, if any, that are to be credited as of that date shall be credited to the proper participants' salary reduction contributions accounts;

              (c) Next, the employer's contributions and forfeitures that are to be credited as of that date shall be credited to the proper participants' employer contributions accounts; and

              (d) Next, the accounts of each participant shall be credited with his or her pro rata share of any increase, or charged with his or her pro rata share of any decrease, since the next preceding accounting date in the value of the adjusted net worth (as defined below) of each investment fund in which he or she has an interest as of that date (after taking into account any charges in accordance with subsection (a) next above); provided that if contributions invested in any particular investment fund are credited more frequently than monthly, each participant's accounts will be credited with increases or decreases in the adjusted net worth of that investment fund in accordance with the accounting rules in effect with respect to that investment fund.

The "adjusted net worth" of an investment fund as of any date means the then net worth of the investment fund as determined by the trustee, less an amount equal to the sum of any employer contributions and participants' salary reduction contributions to be credited as of such date but not yet credited to the accounts of participants.

         5.10 STATEMENT OF ACCOUNTS. As soon as practicable after the last day of each plan year, and at such other times as the plan administrator considers desirable, each participant will be furnished with a statement reflecting the condition of his or her accounts as of that date including (i) the amount of company stock and the cash dividends thereon credited to the participant's account at the beginning of such plan year, (ii) any change in the amount of company common stock credited to such account during such plan year and (iii) the amount of company stock credited to the participant's account at the end of such plan year. No participant, except the plan administrator, shall have the right to inspect the records reflecting the accounts of any other participant. Neither the maintenance of accounts, the allocation of credits to the accounts, nor the statement of accounts will operate to vest in any participant any right or interest in or to any assets of the trust except as the plan and trust specifically provide.

         5.11 EXPENSES. To the extent not paid by the company, all costs and expenses incurred in connection with the general administration of the plan shall be allocated among the investment funds proportionately based on the amount invested in all funds as of the accounting date preceding the date of allocation. All costs and expenses directly identifiable to one fund shall be allocated to that fund.

                                      ARTICLE 6

                           DISTRIBUTION OF ACCOUNT BALANCES

         6.1 RETIREMENT, DEATH OR DISABILITY. If a participant's employment with the Stone Container Companies is terminated because of retirement at or after he or she has attained age 65, or death while in the employ of the Stone Container Companies, or if a participant ceases to be actively employed with the Stone Container Companies because of such participant's permanent disability (as defined below), the balance in his or her plan accounts as of the accounting date coincident with or next following his or her termination date (after all adjustments required under the plan as of that date have been made, but subject to any further adjustments required under the plan prior to complete distribution of the participant's accounts) along with any contributions made previously by or on behalf of such participant but not credited to his or her accounts, shall be fully vested and nonforfeitable and shall be distributable to the participant or, in the event of the participant's death, to his or her beneficiary in accordance with section 6.4. For purposes of the plan, a participant shall be deemed to have incurred a "permanent disability" if the participant is qualified to receive disability income benefits under an employer's long-term disability income plan.

         6.2 RESIGNATION OR DISMISSAL. If a participant resigns or is dismissed from the employ of the Stone Container Companies before attainment of age 65 and before his or her death or permanent disability, the balance of the participant's salary reductions account, rollover account, if any, and his or her vested and nonforfeitable interest in his or her employer contributions account, as of the accounting date coincident with or next following the date of his or her termination of employment (after all adjustments required under the plan as of that date have been made, but subject to any further adjustments required under the plan prior to complete distribution of his or her accounts), along with any contributions made by him or her previously but not credited to an appropriate account shall be distributable to the participant in accordance with section 6.4. A participant's vested and nonforfeitable interest in his or her employer contributions account shall be the product of (i) the balance of his or her employer contributions account and (ii) the vested percentage determined in accordance with the following table based upon the participant's years of service (as defined in section 2.2):

         If the participant's          His or her vested
         number of full years          and nonforfeitable
         of service equals:            percentage shall be:
         ------------------            --------------------

         Less than five                       0%
         Five or more                       100%

Notwithstanding the foregoing, the vested and nonforfeitable interest of each participant who completes at least one hour of service as a covered employee on or after January 1, 1997 and has at least three years of service as of March 2, 1997 (determined without regard to the exceptions in Code Section 411(a)(4)) in his employer contributions account, shall at all times be 100 percent, and the vested and nonforfeitable interest of each participant who completes at least one hour of service as a covered employee on or after January 1, 1997 with respect to his or her account balance attributable to employer contributions determined as of January 1, 1997 shall at all times be 100 percent.

         6.3 FORFEITURES. If a participant resigns or is dismissed from the employ of the Stone Container Companies before he or she is fully vested (and before his or her attainment of age 65, death or permanent disability) the portion of his or her employer contributions account to which he or she is not entitled shall be a "forfeiture". Forfeitures shall be used to reduce the employer matching contributions to the plan. If the participant with respect to whom a forfeiture arose is reemployed by a Stone Container Company before he or she incurs five consecutive one-year breaks in service, the forfeiture shall be reinstated as provided in section 6A.2 out of forfeitures arising in the year of the participant's reemployment or, if such forfeitures are insufficient for this purpose, out of a special employer contribution made for this purpose. A "one-year break in service" shall occur on the last day of a 12-month period commencing on a participant's severance from service date and ending on the day prior to his or her date of reemployment with a Stone Container Company.

         6.4 METHOD OF BENEFIT PAYMENT. A participant's account balances which are distributable under section 6.1 or 6.2 shall be paid to or for the benefit of the participant or his or her beneficiary as soon as practicable following the last day of the accounting period in which his or her employment with the

Stone Container Companies terminates for any reason (the "settlement date") by payment in a lump sum consisting of cash and/or company common stock. To the extent a participant's account balance is invested in the Company Stock Fund at a settlement date, all full shares credited to the participant's account will be transferred to his or her name, or, in the event of his or her death to the name of his or her beneficiary. All fractional shares credited to a participant's account shall be liquidated at fair market value on the appropriate settlement date and the proceeds, together with such full shares of company common stock shall be distributed in accordance with this section.

         6.5 TIME OF BENEFIT PAYMENT. Payment of a participant's benefits to a participant or his or her beneficiary normally will be made within a reasonable period of time after a participant's death or request for distribution by a participant after his or her settlement date, but not later than 60 days after the end of the plan year in which occurs the participant's death or the later of the participant's termination of employment or his or her attainment of age 65 years; provided that payment of his or her account balances must commence no later than April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2 years. No distribution of any benefit shall be made prior to the participant's attainment of age 65 unless (i) the participant gives his or her written consent to such distribution or (ii) the value of participant's total accrued benefit is $3,500 or less.

         6.6 PAYMENT OF SMALL AMOUNTS. If as of the accounting date immediately preceding a participant's settlement date the participant's account balance is $3,500 or less, then such account balance shall be immediately paid to such participant or beneficiary in a lump sum; provided, that with respect to plan years commencing on and after January 1, 1998, the term "$5,000" shall be substituted for the term "$3,500" in the first part of this sentence.

         6.7 PAYMENT BY ANNUITY PURCHASE. The purchase for a participant, contingent annuitant or beneficiary and distribution to that person of an annuity contract or annuity certificate to provide such person's benefits shall constitute the complete payment of that person's benefits under the plan.

         6.8 DISTRIBUTIONS TO ALTERNATE PAYEES. Notwithstanding the foregoing provisions of Article 6, in the event that the plan administrator determines that benefits are payable to an alternate payee pursuant to the terms of a court order determined to be a qualified domestic relations order (in accordance with section 9.3), the amounts so payable shall be determined and, unless otherwise directed in such court order, shall be paid in a lump sum as soon as practicable thereafter.

         6.9 DESIGNATED BENEFICIARIES. A participant may from time to time designate a beneficiary or beneficiaries to whom the participant's benefits will be distributed in the event of the participant's death prior to complete payment of his or her benefits under the plan. A participant may designate contingent or successive beneficiaries and may name individuals, legal persons or entities, trusts, estates, trustees or other legal representatives as beneficiaries. Notwithstanding the foregoing or any beneficiary designation filed by a participant, if a participant is legally married at the date of his or her death, the participant's surviving spouse will be his or her designated beneficiary for all purposes of the plan unless the surviving spouse consents in writing to the participant's designation of another beneficiary. Beneficiary designations must be completed and filed with the plan administrator during the participant's lifetime. A beneficiary designation properly completed and filed will cancel all such designations filed earlier. The consent of a surviving spouse to the participant's designation of another beneficiary must be in writing, must designate a beneficiary or a form of benefit which may not be changed without further spousal consent unless the consent expressly permits designations to participant without further spousal consent, must acknowledge the effect of such designation, and must be witnessed by a plan representative or a notary public.

         6.10 PAYMENTS TO SUBSTITUTE BENEFICIARIES. If a participant fails to designate a beneficiary before his or her death or if the beneficiary designated by a participant dies before the date of the participant's death or before complete payment of the participant's benefits, the plan administrator in its discretion may direct the trustee to pay the participant's benefits to either one or more of the participant's relatives by blood, adoption or marriage, in such proportions as the plan administrator determines, or to the legal representative or representatives of the estate of the last to die of the participant and his or her designated beneficiary. Each participant and any other person entitled to benefits under the plan must from time to time file with the plan administrator in writing his or her current post office address. Neither the employers nor the plan administrator is required to search for or locate any participant or other person entitled to benefits under the plan. If the plan administrator notifies a person entitled to benefits under the plan that he or she is entitled to a payment at his or her last post office address filed with the plan administrator and the participant or other person entitled to benefits fails to claim his or her benefits or make his or her whereabouts known to the plan administrator within three years after the notification, his or her benefits will be disposed of, to the extent permitted by federal law, as follows:

              (a) If the whereabouts of the participant then is unknown to the plan administrator, but the whereabouts of the participant's designated beneficiary then is known to the plan administrator, payment may be made to such designated beneficiary.

              (b) If the whereabouts of the participant and his or her designated beneficiaries then is unknown to the plan administrator, but the whereabouts of one or more relatives by blood, adoption or marriage of the participant is known to the plan administrator, payment may be made to any one or more of such relatives and in such proportions as the plan administrator determines.

Notwithstanding the foregoing, if a participant's benefits cannot be paid as provided above they shall be forfeited by allocating such benefits to the other participants, but such benefits nevertheless will be reinstated if a claim is made by the participant or beneficiary.

         6.11 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

              (a) With respect to distributions made on or after January 1, 1993, notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (b) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (c) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (d) A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

              (e) A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributee.

                                      ARTICLE 6A
                                     REEMPLOYMENT
         6A.1 REHIRED EMPLOYEE OR PARTICIPANT.  If an employee or a participant who has no vested benefit under the plan terminates employment with all of the Stone Container Companies and is subsequently reemployed by a Stone Container Company, his or her years of service accrued prior to his or her termination of employment shall not be reinstated for purposes of sections 2.1 or 6.2 if the number of consecutive one-year breaks in service within such period exceeds five. In all other cases, an employee's or participant's prior years of service shall be reinstated as of the date he or she is reemployed by a Stone Container Company. In no event shall years of service occurring after a participant incurs five consecutive one-year breaks in service be used to determine the vested and nonforfeitable interest of such participant in his or her employer contribution account as of his or her prior termination of employment which has become a forfeiture. A rehired employee shall become a participant and a rehired participant shall again become a participant as of the date he or she meets or again meets the requirements of section 2.1.

         6A.2 REINSTATEMENT OF FORFEITURES. If a participant whose employment had terminated because of resignation or dismissal is reemployed by a Stone Container Company prior to having incurred five consecutive one-year breaks in service (as defined in section 6.3), any forfeiture which resulted from his or her prior resignation or dismissal shall be reinstated out of forfeitures arising in the year of the participant's reemployment or, if such forfeitures are insufficient for this purpose, out of a special employer contribution to his or her employer contributions account as of the accounting date coincident with or next following his or her date of rehire. If such participant subsequently terminates employment because of resignation or dismissal and the participant is not entitled to the full balance in his or her accounts, the amount to be distributed under section 6.2 from his or her employer contributions account will be determined in accordance with the following:

              (a) First, the amount of the distribution received by the participant from his or her employer contributions account because of his or her prior resignation or dismissal shall be added to the balance in his or her employer contributions account as of the accounting date coincident with or next preceding his or her subsequent employment termination date.

              (b) Next, the amount determined under subsection (a) above shall be multiplied by the vesting percentage applicable at his or her subsequent employment termination date under section 6.2.

              (c) Finally, the amount determined under subsection (b) above shall be reduced by the amount of the distribution received by the participant from his or her employer contributions account because of his or her prior resignation or dismissal.

The remaining portion of the participant's employer contributions account will be treated as a forfeiture and will be subject to the provisions of section 6.3.


                                      ARTICLE 7

                   HARDSHIP WITHDRAWALS AND LOANS DURING EMPLOYMENT

         7.1 HARDSHIP WITHDRAWAL OF EMPLOYER AND SALARY REDUCTION CONTRIBUTIONS. A participant who is experiencing a financial hardship may request and obtain a withdrawal of all or any portion of the vested portion of his or her employer matching contributions account and salary reduction contributions account as of December 31, 1988 plus his or her aggregate salary reduction contributions, but not earnings thereon, made on or after January 1, 1989, by filing a written request with the plan administrator; provided, that no such withdrawal may be made from the portion of a participant's accounts which is invested in the Company Stock Fund on the date of the withdrawal. Each such request must describe the hardship for which the withdrawal is requested. A withdrawal shall be conclusively considered on account of financial hardship if it is necessary in light of the participant's immediate and heavy financial need to cover the following expenses:

              (a) expenses for medical care described in Code Section 213(d) previously incurred by the employee, the employee's spouse or any dependents of the employee (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code
         Section 213(d);

              (b) costs directly related to the purchase of the employee's principal residence (but not regular mortgage payments);

              (c) tuition and related educational fees for the next twelve months of post-secondary education for the employee, spouse or dependents;

              (d) preventing foreclosure on or eviction from the employee's principal residence.

         Further, the hardship withdrawal cannot exceed the amount needed nor be less than $500.00, and the employee must have obtained all distributions and all nontaxable loans currently available under all plans maintained by the employer. The participant's contributions under all plans are suspended for a 12-month period after the hardship withdrawal. The maximum permissible amount of pretax contributions for the calendar year following the withdrawal is furthermore reduced by the amount of pretax contributions made during the year in which the hardship withdrawal occurred. No participant withdrawals will be permitted more frequently than once in any twelve-month period. The plan administrator will have discretion to grant or deny any such requests for withdrawals in accordance with the foregoing and to establish rules or guidelines in responding to such requests as it considers appropriate.

         7.2 LOANS TO PARTICIPANTS. It is the purpose of the plan to provide funds for participants when they leave the employ of the employers, and no participant loans from the plan are permitted.

         7.3 NO REPRESENTATION REGARDING TAX EFFECTS OF WITHDRAWALS. Neither the employers, the plan administrator, the trustee nor any other person shall be construed as representing the tax effects of any withdrawals in accordance with this Article. It shall be the responsibility of participants requesting withdrawals to consider the tax effects of such withdrawals.

                                      ARTICLE 8

                                MAXIMUM CONTRIBUTIONS

         8.1 CONTRIBUTION LIMITATIONS. Section 415 of the Code imposes certain limitations on the amount of contributions that may be allocated to a participant under a defined contribution plan (as defined in Section 414(i) of the Code) maintained by his or her employer. If a participant in a defined contribution plan maintained by his or her employer also is a participant in a defined benefit plan (as defined in Section 414(j) of the Code) maintained by such employer, Section 415 of the Code imposes certain combined limitations as to the aggregate amount of contributions and benefits that may be provided for the participant under both types of plans. This plan is a defined contribution plan and, therefore, each participant in the plan shall be subject to the maximum contribution and benefit limitations set forth in section 8.2 or section 8.3, if applicable, irrespective of any other provisions of the plan. For purposes of Section 415 of the Code and this Article 8, the "limitation year" with respect to this plan is the plan year, and a participant's "total compensation" means, with respect to any limitation year, the compensation (within the meaning of Section 415 of the Code and regulations promulgated thereunder) paid to the participant during that year for services rendered to the employer. In applying the limitations set forth in sections 8.2 and 8.3, reference to the plan shall mean the plan and all other defined contribution plans (whether or not terminated) maintained by the employer and reference to a defined benefit plan maintained by the employer shall mean that plan and all other defined benefit plans (whether or not terminated) maintained by the employer. For purposes of this Article 8, the term "employer", shall include the company and any other member of a controlled group of corporations or trades or businesses under common control (as defined at Section 414(b), (k) or (m) of the Code) of which the company is a member.

         8.2 PARTICIPANT COVERED BY DEFINED CONTRIBUTION PLAN ONLY. If a participant in the plan is not covered by a defined benefit plan maintained by his or her employer, the annual addition (as defined below) which is allocated to his or her accounts under this plan and under any other defined contribution plans maintained by his or her employer shall not exceed the lesser of $30,000 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or his or her delegate or by law effective January 1 of each year) or 25 percent of the participant's total compensation. In applying the preceding limitation, the annual addition to a participant's accounts under any such other defined contribution plan will be limited before the annual addition to his or her account under this plan is limited. A participant's "annual addition" for any plan year means the sum for that year of
(i) the contributions of his or her employer and forfeitures, if any, credited to his or her accounts under the plan, and (ii) his or her contributions to his or her accounts under the plan. Any excess contributions resulting from the allocation of forfeitures, a reasonable error in estimating a participant's annual earnings or such other limited facts and circumstances as the Commissioner of the Internal Revenue Service may prescribe and not allocable to a participant's accounts under the plan by reason of the limitations of this section 8.2 or section 8.3 shall be disposed of as follows:

              (a) If the participant is covered by the plan at the end of the limitation year, the excess amount will be used to reduce the employer contributions for such participant in the next limitation year, and each succeeding limitation year if necessary;

              (b) If after the application of subsection (a) above an excess amount still exists and the participant is not covered by the plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and the suspense account shall be applied without earnings to reduce future employer contributions for all remaining participants in the next limitation year, and each succeeding limitation year if necessary.

A participant's "annual addition" for any plan year means the sum for that year of the following:

              (a) EMPLOYER CONTRIBUTIONS. Employer contributions (including elective contributions) credited to the participant's account under the plan;

              (b) FORFEITURES. Forfeitures credited to the participant's account under the plan;

              (c) PARTICIPANT VOLUNTARY CONTRIBUTIONS. The amount of the participant's voluntary contributions to any related contribution or defined benefit plan maintained by the employer (determined without regard to rollover contributions, if any); and

              (d) CERTIFIED MEDICAL EXPENSES FOR KEY EMPLOYEES. Contributions allocated to any individual medical account which is part of a pension or annuity plan. An individual medical account means any separate account (i) which is established for a participant under a pension or annuity plan and (ii) from which benefits described in Code Section 401(h) are payable solely to such participant, participant's spouse or participant's dependents. In the case of key employees, any amount attributable to a Code Section 419A(d) separate account for post retirement medical or life insurance benefits for key employees shall be treated as an annual addition to the plan for purposes of Code
         Section 415(c). However, Code Section 415(c)(1) shall not apply to any amount treated as an annual addition under the preceding sentence.

         8.3 PARTICIPANT COVERED BY DEFINED CONTRIBUTION PLAN AND DEFINED BENEFIT PLAN. If a participant in the plan also is a participant in a defined benefit plan maintained by his or her employer, the contributions made on behalf of the participant and the benefits payable to the participant shall be determined in a manner consistent with Section 415 of the Code, as follows:

              (a) A fraction shall be determined indicating the ratio of the participant's annual additions under the defined contribution plans of his or her employer for each plan year to the aggregate of the "defined contribution limitation amount" in effect for each year of the participant's employment by his or her employer. The "defined contribution limitation amount" for any year shall be the lesser of
         (i) 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 13.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 25 percent of the participant's total compensation for such year.

              (b) A fraction shall also be determined which will equal the benefits accrued or payable to or for such participant under the defined benefit plans of his or her employer as of the end of the plan year divided by the "defined benefit limitation amount" in effect for that year. The "defined benefit limitation amount" for any plan year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 13.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 100 percent of the participant's average annual total compensation for the three consecutive plan years during which he or she actively participated in a defined benefit plan of his or her employer and in which his or her aggregate total compensation was the greatest; provided that such amount shall be appropriately adjusted if necessary as provided in
         Section 415(b) of the Code.

              (c) The contributions under this plan and under any other defined contribution plans of the employer will be adjusted to the extent necessary (by first adjusting the contributions under such other plans) so that the sum of the fractions determined with respect to any participant in accordance with subsections (a) and (b) above will not exceed 1.0 (or such other applicable maximum amount permitted by law).

         8.4 DISTRIBUTION OF EXCESS DEFERRALS. If, not later than the March 1 next following the end of a calendar year, a participant notifies the plan administrator that the participant has made salary deferral contributions to this plan and one or more other plans (whether maintained by an employer or an unrelated company) in excess of $9,500 (or such other maximum amount as may be permitted by law for such calendar year) during such calendar year, and further notifies the plan administrator of the amount of such excess allocated to this plan, such excess amount shall be paid to such participant (along with any income allocable thereto) as soon as practicable following such notification, but in any event by the April 15 following the calendar year with respect to which such excess deferrals were made.

         8.5 HIGHLY COMPENSATED EMPLOYEE. The term "highly compensated employee" includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any employee who performs service for the employer during the determination year and who
(i) for the preceding year, received compensation from the employer in excess of $80,000 (as adjusted by the Secretary of the Treasury) and was in the top-paid group of employees, or (ii) was a five-percent owner at any time during the determination year or the preceding plan year. A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday. The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         8.6 LIMITATIONS ON ELECTIVE CONTRIBUTIONS. Elective contributions shall be subject to the following nondiscrimination standards and shall be adjusted, as provided below and after any adjustment pursuant to section 8.4 above, to the extent necessary to comply with the limitations set forth in Section 401(k) of the Code and the regulations thereunder. For purposes of this section, the term "elective contribution" shall mean any employer contribution made to the plan that (i) is subject to a cash or deferred arrangement (as defined in Section 1.401(k)-1(a)(3) of the Treasury regulations) and (ii) is immediately nonforfeitable. The salary deferral contributions made pursuant to section 3.1 are elective contributions for purposes of this section. The employer shall maintain records demonstrating compliance with this section.

              (a) ACTUAL DEFERRAL PERCENTAGE LIMITATION. In any plan year, the actual deferral percentage for the group of eligible employees who are highly compensated employees (the "highly compensated employees") may not exceed the greater of the following:

                   (i) the actual deferral percentage of the group of eligible employees who are not highly compensated employees (the "non-highly compensated group") multiplied by 1.25, or

                   (ii) the lesser of the actual deferral percentage for the
              non-highly compensated group multiplied by two or the actual deferral percentage of the non-highly compensated group plus two percentage points.

              (b) ACTUAL DEFERRAL PERCENTAGE. The actual deferral percentage for a specified group of eligible employees for any plan year shall be the average of the ratios (computed, to the nearest one-hundredth of one percent, separately for each participant in such group) of the elective contributions, and amounts treated as elective contributions, for such employee for such year to the employee's compensation taken into account for such plan year during which the participant was an eligible employee. For purposes of this section the following additional rules shall apply:

                   (i) An elective contribution shall be taken into account only if it relates to compensation that either (A) would have been received by the participant in the plan year but for the deferral election or (B) is attributable to services performed by the participant in the plan year and would have been received by the participant within 2 1/2 months after the close of the plan year but for the deferral election. An elective contribution that does not meet the foregoing requirements will not be tested under Section 401(k) of the Code but must separately satisfy
              Section 401(a)(4) of the Code for the plan year of allocation as if it was the only nonelective employer contribution for the year.

                   (ii) In the event this plan satisfies the requirement of
              Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the actual deferral percentage of employees as if all such plans were a single plan. In accordance with applicable Treasury regulations, plans of the employers may be aggregated in order to satisfy Section 401(k) of the Code but only if such plans as aggregated satisfy the requirement of Section 410(b) of the Code and provided that each plan has the same plan year.


                (iii) Except as provided in applicable Treasury regulations, the actual deferral percentage of a highly compensated employee will be determined by treating all cash or deferred arrangements of the employer (or an entity that is required to be aggregated with the employer under Sections 414(b), (c), (m) or (o) of the
              Code) under which the highly compensated employee is eligible as a single arrangement. If the cash or deferral arrangements have different plan years, all such arrangements ending with or within the same calendar year will be treated as a single arrangement.

              (c) EXCESS CONTRIBUTIONS. If in any plan year the actual deferral percentage for the highly compen-sated group does not satisfy one of the tests in subsection (a) above, the plan administrator shall reduce the elective contributions of some or all of the participants in the highly compensated group until one of the tests is satisfied. Such reduction shall be made in accordance with Code Section 401(k)(8)(c) and Section 1.401(k)-1(f)(2) of the Treasury regulations, as modified by Notice 97-2, I.R.B. 1997-2, on the basis of the amount of contributions by, or on behalf of, each such participant. The portion of any participant's elective contribution which is reduced pursuant to this procedure shall be referred to as the "excess contributions".

              (d) DISTRIBUTION OF EXCESS CONTRIBUTIONS. If in any plan year the elective contributions of one or more of the participants who are highly compensated employees must be reduced in accordance with subsection (c) above, the plan administrator shall distribute the amount of the excess contributions, plus the income allocable thereto, as soon as practicable following the determination of such excess but in any event by the last day of the plan year following the end of the plan year in which the excess contributions were made. Under Section 4979 of the Code a ten percent tax is imposed on the employer for any such excess contributions which are distributed more than 21/2 months after the last day of the plan year in which the excess contributions were made. In the event of distribution of any elective deferrals to which matching contributions are attributable, the matching contributions attributable to such elective deferrals shall be forfeited. A distribution of the excess contributions may be made without regard to any notice or consent otherwise required under the plan. The amount of excess contributions distributed under this subsection for a plan year shall be reduced by any excess deferrals previously distributed for the employee's taxable year ending with or within the plan year. Excess contributions shall be treated as annual additions for purposes of Section 415 of the Code.

         8.7 LIMITATION ON EMPLOYEE AND MATCHING CONTRIBUTIONS. Employee and matching contributions shall be subject to the following nondiscrimination standards and such amounts shall be adjusted, as provided below, to the extent necessary to comply with the limitations set forth in Section 401(m) of the Code and the regulations thereunder. The term "employee contributions" shall include any mandatory or voluntary contribution to the plan that is treated as an after-tax employee contribution and is allocated to a separate account to which earnings and losses are allocated. The term "matching contributions" means any employer contribution made to the plan on account of an elective contribution or employee contribution, and any forfeitures that are allocated to the participant on the basis of employee contributions, matching contributions or elective contributions. The employer matching contributions described in section 3.1(a) are matching contributions for purposes of this section. The employer shall maintain records demonstrating compliance with this section.

              (a) CONTRIBUTION PERCENTAGE LIMITATIONS. In any plan year, the contribution percentage for the group of eligible employees who are highly compensated employees may not exceed the greater of the following:

                   (i) the actual contribution percentage of the group of eligible employees who are not highly compensated employees (the "non-highly compensated group") multiplied by 1.25, or

                   (ii) the lesser of the contribution percentage for the
              non-highly compensated group multiplied by two or the contribution percentage of the non-highly compensated group plus two percentage points.

              (b) CONTRIBUTION PERCENTAGE. The contribution percentage of a specified group of participants shall be the average of the contribution percentages (computed separately, to the nearest one-hundredth of one percent) for each employee in the group. The contribution percentage for each employee shall equal the sum of the employee and matching contributions allocated to the participant's account for the plan year divided by the participants' compensation taken into account for such plan year during which the participant was an eligible employee. For purposes of this section, the following additional rules shall apply:

                   (i) A matching contribution will be taken into account for purposes of this section for a given plan year only if (A) it is made on account of the participant's elective or employee contributions (reduced by the amount of any excess contributions distributable to the participant for that plan year) for that plan year, (B) it is allocated to the participant's account during that plan year and (C) it is paid to the trust by the end of the twelfth month following the close of that plan year. A matching contribution that does not meet the foregoing requirements will not be tested under Section 401(m) of the Code but must separately satisfy Section 401(a)(4) of the Code for the plan year of allocation as if it were the only employer allocation for that plan year. An employee contribution will be taken into account for purposes of this section only if such contribution is paid to the trust during the plan year or paid to an agent of the plan and transmitted to the trust within a reasonable period after the end of the plan year.

                   (ii) In the event this plan satisfies the requirement of
              Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the contribution percentage of employees as if all such plans were a single plan. In accordance with applicable Treasury regulations, plans of the employers may be aggregated in order to satisfy Section 401(m) of the Code but only if such plans as aggregated satisfy the requirement of Section 410(b) of the Code and provided that each plan has the same plan year.

                   (iii) Except as provided in applicable Treasury regulations, the contribution percentage of a highly compensated employee who is eligible to participate in more than one plan of the employer in which employee or matching contributions are made will be determined by treating all the plans of the employer (or an entity that is required to be aggregated with the employer under Sections 414(b), (c), (m) or (o) of the Code) in which the highly compensated employee is eligible as a single plan. If the highly compensated employee participates in two or more plans that have different plan years, all such plans ending with or within the same calendar year will be treated as a single plan.

                   (iv) At the discretion of the plan administrator, and in
              accordance with applicable Treasury regulations, any elective contributions made for such plan year may be taken into account in computing the participant's contribution percentage; provided, that the elective contributions satisfy the requirements of section 8.6 both with and without the inclusion of contributions used to satisfy the requirements of this section.

              (c) EXCESS AGGREGATE CONTRIBUTIONS. If in any plan year the contribution percentage for the highly compensated group does not satisfy one of the tests in subsection (a) above, the plan administrator shall reduce the employee contributions and matching contributions of some or all of the participants in the highly compensated group until one of the tests is satisfied. Such reductions shall be made in accordance with Code Section 401(m)(6)(C) and Section 1.401(m)-1(e)(2) of the Treasury regulations, as modified by Notice 97-2, I.R.B. 1997-2, on the basis of the amount of contributions by, or on behalf of, each such participant. The amounts so reduced shall be referred to as the "excess aggregate contributions". (If there are employee and matching contributions, the employee contributions shall be reduced first to the level of such contributions which are matched. If the test is not satisfied by reducing the employee contributions, then the matching contributions and any unreduced employee contributions shall be reduced in tandem.) The determination of excess aggregate contributions will be made after first determining the excess deferral amount and the excess contribution amount.

              (d) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. Except as provided below, if in any plan year the employee or matching contributions of one or more of the participants in the highly compensated group must be reduced in accordance with subsection (c) above, the plan administrator shall distribute the amount of the excess aggregate contributions, plus the income allocable thereto, as soon as practicable following the determination of such excess but in any event by the last day of the plan year following the end of the plan year for which such contributions were made. Under Section 4979 of the Code a ten percent tax is imposed on the employer for any such excess aggregate contribution which are distributed after more than 2 1/2 months after the last day of the plan year for which such contributions were made. In the event the participant is not fully vested in the excess aggregate contribution, the non-vested portion of such excess aggregate contribution shall be forfeited by the participant and shall be allocated among the participants who had matching contributions credited on their behalf during the plan year and whose matching contributions were not reduced. Such allocation shall be in accordance with the ratio each such participant's matching contributions for the plan year bears to the total amount of matching contributions made by all the participants whose matching contributions were not reduced. A distribution of the excess aggregate contribution may be made without regard to any notice or consent otherwise required by the plan. In the event of distribution of any elective deferrals to which matching contributions are attributable, the matching contributions attributable to such elective deferrals shall be forfeited. Excess aggregate contributions, including forfeited matching contributions, are treated as employer contributions for purposes of Sections 404 and 415 of the Code.

         8.8 MULTIPLE USE LIMITATION. Notwithstanding the limitations required by sections 8.6 and 8.7, a participant's elective contributions, employee contributions and matching contributions may be limited under this section in order to prevent "multiple use" under Sections 401(k) and 401(m) of the Code, as set forth below. The multiple use limitation shall apply if the sum of the actual deferral percentage and contribution percentage for the group of highly compensated employees exceeds the "aggregate limit". The aggregate limit shall be the greater of (i) and (ii) below:

                   (i) the sum of (A) 1.25 times the greater of the actual deferral percentage or the contribution percentage for the non-highly compensated group and (B) two percentage points plus the lesser of the actual deferral percentage or the contribution percentage for non-highly compensated group (which amount shall not exceed twice the lesser of such percentages),

                   (ii) the sum of (A) 1.25 times the lesser of the actual
              deferral percentage or the contribution percentage for the non-highly compensated group and (B) two percentage points plus the greater of the actual deferral percentage or the contribution percentage for the non-highly compensated group (which amount shall not exceed twice the greater of such percentages).

The application of the multiple use limitation shall be made in accordance with
Section 1.401(m)-2 of the Treasury regulations. If the multiple use limitation applies, then the actual deferral percentage or contribution percentage of the highly compensated participants shall be reduced (in the manner described in sections 8.6 or 8.7) until such limit shall be satisfied. Alternatively, the employer may satisfy the multiple use limitation by making qualified nonelective contributions to plan participants in accordance with applicable Treasury regulations.

                                      ARTICLE 9

                                  GENERAL PROVISIONS

         9.1 EXAMINATION OF PLAN DOCUMENTS. Copies of the plan and any amendments thereto will be on file at the principal office of the employers where they may be examined by any participant or any other person entitled to benefits under the plan.

         9.2 NOTICES. Any notice or document relating to the plan required to be given to or filed with the plan administrator or the employers shall be considered as given or filed if delivered or mailed by registered or certified mail, postage prepaid, to the plan administrator, in care of the company, at 150 North Michigan Avenue, Chicago, Illinois 60601.

         9.3 NONALIENATION OF PLAN BENEFITS. The rights or interests of any participant or any participant's beneficiaries to any benefits or future payments under the plan shall not be subject to attachment or garnishment or other legal process by any creditor of any such participant or beneficiary, nor shall any such participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he or she may expect to receive (contingently or otherwise) under the plan, except as may be required by the tax withholding provisions of the Internal Revenue Code or of a state's income tax act or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code).

         9.4 PAYMENT WITH RESPECT TO INCAPACITATED PARTICIPANTS OR BENEFICIARIES. If any person entitled to benefits under the plan is under a legal disability or, in the plan administrator's opinion, is incapacitated in any way so as to be unable to manage his or her financial affairs, the plan administrator may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the plan administrator may direct the application of such benefits for the benefit of such person in any manner which the plan administrator may select that is permitted by federal law and is consistent with the plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

         9.5 NO EMPLOYMENT OR BENEFIT GUARANTY. None of the establishment of the plan, any modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any participant or other person any legal or equitable right against the employers, the plan administrator or the trustee except as provided herein. Under no circumstances shall the maintenance of this plan constitute a contract of employment or shall the terms of employment of any participant be modified or in any way affected hereby. Accordingly, participa-tion in the plan will not give any participant a right to be retained in the employ of the employers. Neither the plan administrator nor the employers in any way guarantees any assets of the plan from loss or depreciation or any payment to any person. The liability of the plan administrator or the employers as to any payment or distribution of benefits under the plan is limited to the available assets of the trust fund.

         9.6 LITIGATION. In any action or proceeding regarding any plan assets, any plan benefits or the administration of the plan, employees or former employees of the employers, their beneficiaries and any other persons claiming to have an interest in the plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the plan. To the extent permitted by law, if a legal action is begun against the plan administrator, the employers, or the trustee by or on behalf of any person and such action results adversely to such person, or if a legal action arises because of conflicting claims to a participant's or other person's benefits, the cost of the employers, the plan administrator, or the trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the participant or the other person concerned. Acceptance of participation in the plan shall constitute a release of the employers, the plan administrator, any trustee and their agents from any and all liability and obligation not involving willful misconduct or gross negligence to the extent permitted by applicable law. If the plan administrator is required by a final court order to distribute the benefits of a participant other than in a manner required under the plan, then the plan administrator shall cause the participant's benefits to be distributed in a manner consis-tent with such final court order; provided, however, that the plan administrator shall make no distribution which would cause the plan to be disqualified or to violate any provision of law, and the plan administrator shall not be required to comply with the requirements of a final court order in an action in which the plan administrator, the trustee, the plan or the trust was not a party, except to the extent such a final court order is a qualified domestic relations order.

         9.7 EVIDENCE. Evidence required of anyone under the plan shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting thereon considers pertinent and reliable.

         9.8 GENDER AND NUMBER. Words denoting the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular wherever required by the context.

         9.9 WAIVER OF NOTICE. Any notice required under the plan may be waived by the person entitled to notice.

         9.10 APPLICABLE LAW. The plan shall be construed in accordance with the provisions of the Employee Retirement Income Security Act of 1974 and other applicable federal laws and, to the extent not inconsistent with such laws, with the laws of the state of Illinois.

         9.11 SEVERABILITY. If any provisions of the plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the plan, and the plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the plan.

         9.12 FIDUCIARY RESPONSIBILITIES. It is specifically intended that all provisions of the plan shall be applied so that all fiduciaries with respect to the plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements or responsibilities apply to them. No provisions of the plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his or her duties with respect to the plan solely in the interests of participants and other persons entitled to benefits under the plan and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

         9.13 SUPPLEMENTS. From time to time supplements may by amendment be attached to and form a part of this plan. Such supplements may modify or supplement the provisions of the plan as they apply to particular groups of employees or groups of participants, shall specify the persons affected by such supplements and shall supersede the other provisions of the plan to the extent necessary to eliminate inconsistencies between the plan provisions and the provisions of such supplements.

         9.14 USERRA COMPLIANCE. Notwithstanding any provision of the plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA").


                                      ARTICLE 10

                           RELATING TO PLAN ADMINISTRATION

         10.1 PLAN ADMINISTRATOR'S DUTIES. Except as otherwise specifically provided herein and in addition to the powers, rights and duties specifically given to the plan administrator elsewhere in the plan, the plan administrator shall have the following powers, rights and duties:

              (a) To construe and interpret the plan, to decide all questions of plan eligibility, to determine the amount, manner and time of payment of any benefits under the plan, and to remedy ambiguities, inconsistencies or omissions.

              (b) To adopt such rules of procedure as may be necessary for the efficient administration of the plan and as are consistent with its terms and such rules.

              (c) To make determination as to the right of any person to a benefit, to afford any person dissatisfied with such determination the right to a hearing thereon, and to direct payments or distributions from the trust fund in accordance with the provision of the plan.

              (d) To furnish the employers with such information as may be required by them for tax or other purposes in connection with the plan.

              (e) To enroll participants in the plan, distribute and receive plan administration forms and comply with all applicable governmental reporting and disclosure requirements.

              (f) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the employers, the trustee, or any investment manager or managers) and to allocate or delegate to them such powers, rights and duties as the plan administrator considers necessary or advisable to properly carry out the administration of the plan, provided that any such allocation or delegation and the acceptance thereof must be in writing.

              (g) To report at least annually to the employers as to the administration of the plan, any significant problems which have developed in connection with the administration of the plan and any recommendations which the plan administrator may have as to the amendment of the plan or the modification of plan administration.

Notwithstanding the foregoing, the company shall appoint a committee consisting of not less than three persons to which the plan administrator may delegate any or all of its powers, rights and duties. The Secretary of the company shall certify from time to time the appointment to/and termination from, office of each member of the committee and the person, if any, who is selected as Secretary of the committee. The committee shall have no power to add to, subtract from or modify any of the terms of the plan, nor to change or add to any benefits provided by the plan, nor to waive or fail to apply any requirements of eligibility for benefits under the plan except as expressly provided by appropriate delegation of any such powers by the company.

         10.2 INFORMATION REQUIRED FOR PLAN ADMINISTRATION. The employers shall furnish the plan administrator with such data and information as it considers necessary or desirable to perform its duties with respect to plan administration. The records of the employers as to an employee's or participant's period or periods of employment, termination of employment and reason therefor, leaves of absence, reemployment and compensation will be conclusive on all persons unless determined to the satisfaction of the plan administrator to be incorrect. Participants and other persons entitled to benefits under the plan also shall furnish the plan administrator with such evidence, data or information as the plan administrator considers necessary or desirable for the plan administrator to perform its duties with respect to plan administration.

         10.3 DECISION OF PLAN ADMINISTRATOR FINAL. Subject to applicable law and the provisions of this Article 10, any interpretation of the provisions of the plan and any decision on any matter within the respective authority of the plan administrator including determinations regarding plan terms and eligibility made by the plan administrator in good faith shall be made at the sole discretion of the plan administrator, and shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the plan administrator shall make such adjustment on account thereof as the plan administrator considers equitable and practicable.

         10.4 REVIEW OF BENEFIT DETERMINATIONS. If a claim for benefits made by a participant or his or her beneficiary is denied, the plan administrator shall within 90 days (or 180 days if special circumstances require an extension of time) after the claim is made furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the plan's claim review procedures. If requested in writing, the plan administrator shall afford each claimant whose claim has been denied a full and fair review of the plan administrator's decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the plan administrator shall notify the claimant in writing of the plan administrator's final decision. The plan administrator's final decision shall be binding on all persons.

         10.5 UNIFORM RULES. The plan administrator and the committee shall perform their respective duties with respect to plan administration on a reasonable and nondiscriminatory basis and shall apply uniform rules to all participants similarly situated.

         10.6 PLAN ADMINISTRATOR'S EXPENSES. All costs, charges and expenses reasonably incurred by the plan administrator or the committee will be paid by the employers; provided that no compensation will be paid to a committee member as such.

         10.7 INTERESTED COMMITTEE MEMBER. If a committee member is also a participant in the plan, he or she may not decide or determine any matter or questions concerning his or her benefits unless such decision or determination could be made by him or her under the plan if he or she were not a committee member.

         10.8 ACTION BY COMMITTEE. Action by the committee will be subject to the following special rules:

              (a) MEETINGS AND DOCUMENTS. The committee may act by meeting or by document signed without meeting and documents may be signed through the use of a single document or concurrent documents.

              (b) ACTION BY MAJORITY. The committee shall act by a majority decision which action shall be as effective as if such action had been taken by all committee members, provided that by majority action one or more committee members or other persons may be authorized to act with respect to particular matters on behalf of all committee members.

              (c) DISSENTING VOTES. Any proposal made by one committee member which relates to the administration of the plan shall be deemed to be approved by each other committee member not expressing disapproval in writing within 30 days after receipt of a copy of such proposal together with a request for any indication of such disapproval. Once a proposal has been disapproved the committee members making the proposal may no longer seek approval of such proposal pursuant to the process described in this subsection (c) unless such person previously receives written notices indicating that all prior disapprovals of the proposals have ceased.

              (d) RESOLVING DEADLOCKS. If there is an equal division among the committee members with respect to any question a disinterested party may be selected by a majority vote to decide the matter. Any decision by such disinterested party will be binding.

              (e) CERTIFICATE OF SECRETARY. The committee may, but is not required to, select a secretary and the certificate of such secretary that the committee has taken or authorized any action shall be conclusive in favor of any person relying upon such certificate.

              (f) ABSTENTIONS. Any committee member shall refrain or abstain from acting to decide or determine any matter concerning distributions under the plan in which such committee member may have an interest as a plan participant except that no participant shall be prevented by operation of this subsection from making any decision or election which he or she could make simply as a plan participant even if he or she were not serving as a committee member.

         10.9 RESIGNATION OR REMOVAL OF COMMITTEE MEMBER. Any person serving as a committee member may be removed by the company at any time by written notice to such member and to the other members of the committee. The company shall fill any vacancy in the membership of the committee as soon as practicable. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the committee.

         10.10 INDEMNIFICATION. To the extent permitted by law, no person (including the employers, the trustee, any present or former plan administrator, any present or former member of the committee, and any present or former employee of the employers) shall be personally liable for any act done or omitted to be done in good faith in the administration of the plan or the investment of the trust fund. To the extent permitted by law, each present or former employee of the employers and each present or former member of the committee to whom the plan administrator or the employers has delegated any portion of its responsibilities under the plan and each present or former plan administrator shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the plan or the investment of the trust fund, including all expenses reasonably incurred in their defense if the employers fail to provide such defense.

                                      ARTICLE 11

                              RELATING TO THE EMPLOYERS

         11.1 ACTION BY AN EMPLOYER. Any action required or permitted of an employer under the plan shall be by resolution of its Board of Directors or by a person or persons authorized by resolution of such Board of Directors.

         11.2 ADDITIONAL EMPLOYERS. Any subsidiary or other related company that is not an employer may adopt the plan with the consent of the company and become an employer thereunder by filing with the plan administrator a certified copy of a resolution of the Board of Directors of the subsidiary or other related company providing for its adoption of the plan and a certified copy of a resolution of the directors of the company consenting to such adoption.

         11.3 SUBSIDIARY, RELATED COMPANY, STONE CONTAINER COMPANIES. For this purpose, a "subsidiary" means any corporation 80 percent or more of the voting stock of which is directly or indirectly owned by the company and a "related company" means any corporation which directly or indirectly owns 80 percent or more of the voting stock of the company and any corporation (other than the company and its subsidiaries) 80 percent or more of the voting stock of which is directly or indirectly owned by any corporation which directly or indirectly owns 80 percent or more of the voting stock of the company. The term "Stone Container Companies" includes the employers and any trade or business which is not an employer under the plan, but is either (i) a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code), which contains an employer under the plan, (ii) a member of a group of trades or businesses (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) which contains an employer under the plan, or (iii) a member of an affiliated service group (within the meaning of Section 414(m) of the Code) which contains an employer under the plan, for purposes of certain determinations as to employment with the Stone Container Companies (and each such corporation is sometimes referred to herein individually as a "Stone Container Company"). The terms "subsidiary" and "related company" shall also include a foreign affiliate of the company if the company and such foreign affiliate have entered into an agreement under Section 3121(1) of the Code, and if such foreign affiliate adopts the plan, benefits can be provided under the plan for persons who are citizens or residents of the United States and who are employees of such foreign affiliate.

         11.4 RESTRICTIONS AS TO REVERSION OF TRUST FUND TO THE EMPLOYERS. The employers shall have no right, title or interest in the assets of the plan, nor will any part of the assets of the plan at any time revert or be repaid to the employers, directly or indirectly, provided that if a contribution or a portion of a contribution is made by an employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed under the plan by such employer and, after having been reduced by any losses of the trust fund allocable thereto, shall be returned to such employer within one year of the date the amount is contributed under the plan.

                                      ARTICLE 12

                              AMENDMENT AND TERMINATION

         12.1 AMENDMENT. While the company expects and intends to continue the plan, the company must necessarily reserve and hereby does reserve the right, to amend the plan from time to time, except that the duties and liabilities of the plan administrator cannot be changed substantially without its consent and no amendment shall reduce the value of a participant's benefits to less than the amount he or she would be entitled to receive if he or she had resigned from the employ of the employers on the day of the amendment.

         12.2 TERMINATION. The plan will terminate on any date specified by the company.

         12.3 PLAN MERGER. In no event shall there be any merger or consolidation of the plan with, or transfer of assets or liabilities to, any other plan unless each participant in the plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

         12.4 NOTICE OF AMENDMENT, TERMINATION OR PLAN MERGER. Participants affected thereby will be notified of an amendment, termination, merger or consolidation of the plan within a reasonable time.

         12.5 NONFORFEITABILITY ON TERMINATION. As provided in section 5.1, the rights of all affected employees in their account balances shall remain nonforfeitable on termination or partial termination of the plan.

                                      ARTICLE 13

                                 TOP-HEAVY PLAN RULES

         13.1 KEY EMPLOYEES. An employee or former employee shall be a "key employee" for any plan year if during such plan year or during any of the four preceding plan years the employee is or was:

              (a) An officer of an employer having an annual compensation greater than 50 percent of the amount in effect under
         Section 415(b)(1)(A) of the Code for any such plan year;

              (b) One of the ten employees of an employer having annual compensation from an employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than one-half percent interest and the largest interests in the employer;

              (c) Any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the employer or stock possessing more than five percent of the total combined voting power of all the employer's stock; or

              (d) Any person having annual compensation in excess of $150,000 who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent of the outstanding stock of the employer or stock possessing more than one percent of the total combined voting power of all the employer's stock.

For purposes of subsection (a) above, if the number of officers exceeds 50, only the 50 officers with the highest compensation shall be considered key employees and if the number of officers is less than 50, the number of officers considered key employees shall not exceed the greater of three such officers or ten percent of all employees. For purposes of subsections (c) and (d) above, Section 318(a)(2)(C) of the Code shall be applied by substituting "five percent" for the reference to "50 percent" therein and the rules of Section 414(b), (c) and (m) of the Code shall not apply for determining ownership in the employer. For purposes of this section 13.1 and section 13.3, the term "employer" includes all corporations which are members of a controlled group of corporations which includes the company under Section 414(b) of the Code, all trades or businesses (whether or not incorporated) which are under common control with the company under Section 414(c) of the Code and any service or other organization which is a member of an affiliated service group with the company under Section 414(m) of the Code. The beneficiary of a key employee shall be considered a key employee.

         13.2 TOP-HEAVY PLAN. The plan will be considered a "top-heavy plan" for any plan year if, as of the last day of the preceding plan year (the last day of the initial plan year, in the case of that year) (the "determination date"), the sum of (i) the present value of the aggregate cumulative accrued benefits for key employees under all defined benefit plans in an aggregation group of plans (as described in section 13.3), and (ii) the aggregate of the accounts of all key employees under the plan and all other defined contribution plans (determined as of a valuation date which shall be the same as the determination date) in an aggregation group of plans, exceeds 60 percent of such sum determined for all participants under all such plans, excluding participants who are former key employees. There shall be included in the determination of a participant's accrued benefits and accounts under such plans any amounts distributed to such participant during the preceding five-year period. Notwithstanding the foregoing, if any individual has not performed services for the company or related companies at any time during the five-year period ending on the determination date, any accrued benefits for such individual (and the accounts of such individual) shall not be included for purposes of this section.

Furthermore, a rollover contribution initiated by a participant and made to any plan in an aggregation group of plans shall not be taken into account for purposes of determining whether the plan is a top-heavy plan. Solely for the purpose of this section, the accrued benefit of an employee other than a key employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans of the employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

         13.3 AGGREGATION GROUPS. All employer plans in a required aggregation group of plans shall be considered to be top-heavy plans if either the required or permissive aggregation group of plans is determined to be top-heavy under section 9.2. If the required or permissive aggregation group of plans is not a top-heavy group, no employer plans in the group shall be considered to be top-heavy plans. A "required aggregation group of plans" shall include each employer plan (whether or not terminated) in which a key employee participates and any other employer plan which enables any plan in which a key employee participates to meet the nondiscrimination and coverage requirements of Sections 401(a)(4) or 410 of the Code. A "permissive aggregation group of plans" shall include all plans in the required aggregation group plus any other employer plans which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group of plans.

         13.4 SPECIAL MINIMUM CONTRIBUTIONS. Except as otherwise provided below, the employer contributions and forfeitures allocated on behalf of any participant who is not a key employee shall not be less than the lesser of three percent of such participant's compensation (as defined in Section 414(q) of the

Code, without regard to Sections 125, 402(E)(3) and 402(h)(1)(B)), or in the case where the employer has no defined benefit plan which designates this plan to satisfy Section 401 of the Code, the largest percentage of employer contributions and forfeitures, as a percentage of the first $160,000, as adjusted pursuant to Code Section 401(a)(17), or such other amount as may be permitted from time to time by the Secretary of the Treasury or its delegate or by law, of the key employee's compensation, allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the participant's failure to complete 1,000 hours of service (or any equivalent provided in the plan), or (ii) the participant's compensation being less than a stated amount. The minimum contribution provision shall not apply to any participant who was not employed by the employer on the last day of the plan year; provided, however, that in the case of an employee covered under this plan and a defined benefit plan maintained by the employer, for each plan year for which this plan and such defined benefit plans are considered top-heavy plans, if such employee receives the top-heavy minimum contribution specified in such defined benefit plan, such employee need not receive the top-heavy minimum contribution under this section.

         13.5 VESTING REQUIREMENTS. In any plan year the plan is determined to be top-heavy under section 13.1, a participant's vested interest in his account balance shall continue to be one hundred percent (100%) as set forth in section 5.1.

                                     SUPPLEMENT A
                                          OF
                             STONE CONTAINER CORPORATION
                             DEFERRED INCOME SAVINGS PLAN

         A-1. PURPOSE. The purpose of this Supplement A is to provide for the merger, effective as of April 16, 1987, of the Southwest Forest Industries, Inc. Savings Plan (the "Southwest plan"), a qualified plan formerly maintained by Southwest Forest Industries, Inc. ("Southwest"), into this plan. This Supplement A is intended to preserve certain features of the Southwest plan for the benefit of participants under this Supplement A.

         A-2. USE OF TERMS. Except where the context of this Supplement A expressly indicates to the contrary, terms used and defined in the plan shall have the same meanings for purposes of this Supplement A. As used in this Supplement A, the term "Supplement A" shall include only this Supplement A, and references to the "plan" shall include all provisions of the plan and any other supplements attached to and forming a part of the plan, but shall not include this Supplement A.

         A-3. CONFLICTS BETWEEN PLAN AND THIS SUPPLEMENT A. This Supplement A, together with the plan, comprises the plan with respect to participants in this Supplement A. In case of any conflict between the provisions of the plan and this Supplement A, the terms and provisions of this Supplement A shall govern to the extent necessary to eliminate such conflict.

         A-4. PARTICIPANTS. This Supplement A shall be applicable to those participants in the plan who, immediately prior to April 16, 1987, were participants in the Southwest plan ("Supplement A participants"). No other employees of an employer


                                         -A1-
under the plan will be eligible to become Supplement A participants.

         A-5. MERGER OF SOUTHWEST PLAN. Effective as of April 16, 1987, the Southwest plan shall be merged into the plan and all assets and liabilities of the Southwest plan shall be transferred to the plan as soon as administratively feasible after April 16, 1987.

         A-6. FULL VESTING OF ACCOUNT BALANCES. Supplement A participants shall at all times have a 100 percent vested and nonforfeitable interest in their account balances under the Southwest plan as of April 15, 1987. Such account balances will be merged into the plan and will continue to be maintained with respect to each Supplement A participant.

         A-7. PARTICIPANT LOANS. Loans which were made to a Supplement A participant under the Southwest plan must be continued to be repaid in accordance with the terms of the notes that evidence such loans. The terms of any such outstanding loan may not be modified. No new loans may be made to a Supplement A participant under this plan.

         A-8. HARDSHIP WITHDRAWAL. A Supplement A participant who is experiencing a financial hardship may not obtain a hardship withdrawal pursuant to section 7.1 unless such Supplement A participant has withdrawn all amounts attributable to his or her After-Tax Balance (as defined in section A-11).

         A-9. WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS. A Supplement A participant whose After-Tax Balance (as defined in section A-11) under the Southwest plan was transferred to this plan may, with the written consent of his or her spouse, elect to


                                         -A2-
withdraw all or any portion of his or her After-Tax Balance (except for earnings on his or her After-Tax Contributions (as defined in the Southwest plan), in minimum amounts of $1,000 or, if less, the remaining amount of his or her After-Tax Contributions. A Supplement A participant who has withdrawn 100% of his or her After-Tax Contributions may elect to withdraw all or a portion of the earnings on his or her After-Tax Contributions. Such elections may be made at any time and shall be effective on the last day of the month following 20 days after filing the election with the plan administrator. Amounts withdrawn hereunder may not be repaid to the plan.

         A-10.     INVESTMENT FUNDS.  As of April 16, 1997, the company shall cause a Money Market Fund to be established within the trust fund for the investment of each Supplement A participant's After-Tax Balance (as defined in section A-11), if any, and the income and appreciation attributable thereto. The Money Market Fund shall be invested primarily in such short-term interest-bearing securities, money market mutual fund securities, savings accounts, certificates of deposit, collective investment funds concentrating in liquid assets, or other similar investment vehicles as shall be chosen by the investment manager selected by the company. No new contributions or, except as described in the first sentence of this section A-10, existing account balances may be invested in the Money Market Fund.

         A-11. LIMITATIONS ON INVESTMENT OF ACCOUNTS. As of April 16, 1987, each Supplement A participant who had an After-Tax Contribution (as defined in the Southwest plan) account balance as of April 15, 1987 under the Southwest plan (the "After-Tax Balance"), shall have such After-Tax Balance invested in the Money Market Fund under this plan. Thereafter, no investment elections of a participant, a beneficiary thereof or


                                         -A3-
an alternative payee shall be given effect to the extent they require investment of new contributions or the transfer of existing account balances under the plan into the Money Market Fund. However, account balances initially invested in the Money Market Fund and amounts attributable thereto may continue to be invested in that fund or may be transferred to the Fixed Investment Fund under this plan. As of January 1, 1998, account balances initially invested in the Money Market Fund and amounts attributable thereto may continue to be invested in that fund or may be transferred to other investment funds under the plan pursuant to proper investment elections.

         A-12. OPTIONAL FORMS OF BENEFIT. Subject to section A-13, a Supplement A participant may elect to have his account distributed as follows:
(i) in a lump sum payment, (ii) by the purchase and distribution of an annuity (not extending beyond the life of the participant and, if applicable, the participant's spouse in the form of (A) a single life annuity; (B) a 75% joint and survivor spousal annuity; or (C) a 100% joint and survivor spousal annuity. However, the plan administrator shall distribute to the participant in a lump sum the value of his or her account if the value of the participant's entire account does not exceed, and has never exceeded, $3,500; provided, that with respect to plan years commencing on and after January 1, 1998, the term "$5,000" shall be substituted for the term "$3,500" in the first part of this sentence.

         A-13. QUALIFIED JOINT AND SURVIVOR ANNUITY REQUIREMENTS. Notwithstanding the other provisions of this plan, the distribution requirements of this section A-13 shall apply if a Supplement A participant elects to have his or her account distributed in the form of an annuity. If the participant is married as of his or her settlement date, the account shall be


                                         -A4-
paid in the form of a qualified joint and 50% survivor annuity unless the participant waives the qualified joint and 50% survivor annuity with the consent of his or her spouse and elects an optional form of benefit. An unmarried participant's account shall be paid in the form of a life annuity unless the participant elects an optional form of benefit. Within a reasonable period prior to the commencement of benefits, the plan administrator shall provide each Supplement A participant electing the annuity option with respect to their account, a written explanation of: (1) the terms and conditions of a qualified joint and 50% survivor annuity; (2) the participant's rights to make, and the effect of, an election to waive the qualified joint and 50% survivor annuity form of benefit; (3) the rights of the participant's spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and 50% survivor annuity.


                                         -A5-

                                     SUPPLEMENT B
                                          OF
                             STONE CONTAINER CORPORATION
                             DEFERRED INCOME SAVINGS PLAN


         B-1. PURPOSE. The purpose of this Supplement B is to provide for the merger, effective as of January 1, 1996, of Stone Container Corporation Frozen Savings Plan (the "Frozen Savings plan"), a qualified plan maintained by the company, into the plan. This Supplement B is intended to preserve certain features of the Frozen Savings plan for the benefit of participants in the Frozen Savings plan who become participants under this Supplement B.

         B-2. USE OF TERMS. Except where the context of this Supplement B expressly indicates to the contrary, terms used and defined in the plan shall have the same meanings for purposes of this Supplement B. As used in this Supplement B, the term "Supplement B" shall include only this Supplement B, and references to the "plan" shall include all provisions of the plan and any other supplements attached to and forming a part of the plan, but shall not include this Supplement B.

         B-3. CONFLICTS BETWEEN PLAN AND THIS SUPPLEMENT B. This Supplement B, together with the plan, comprises the plan with respect to participants in this Supplement B. In case of any conflict between the provisions of the plan and this Supplement B, the terms and provisions of this Supplement B shall govern to the extent necessary to eliminate such conflict.

         B-4. PARTICIPANTS. This Supplement B shall be applicable to those participants in the plan who, immediately prior to


                                         -B1-

January 1, 1996, were participants in the Frozen Savings plan ("Supplement B participants"). No other employees of an employer under the plan will be eligible to become Supplement B participants.

         B-5. MERGER OF FROZEN SAVINGS PLAN. Effective as of January 1, 1996, the Frozen Savings plan shall be merged into the plan and all assets and liabilities of the Frozen Savings plan shall be transferred to the plan as soon as administratively feasible after January 1, 1996.

         B-6. FULL VESTING OF ACCOUNT BALANCES. Supplement B participants shall at all times have a 100 percent vested and nonforfeitable interest in their account balances under the Frozen Savings plan as of December 31, 1995. Such account balances will be merged into the plan and will continue to be maintained with respect to each Supplement B participant ("Frozen Savings plan accounts").

         B-7. LIMITATIONS ON INVESTMENT OF ACCOUNTS. As of January 1, 1996, each Supplement B participant who had a Supplemental After-Tax Contribution Account (as defined in the Frozen Savings plan) balance as of December 31, 1995 under the Frozen Savings plan ("After-Tax Balance"), shall have such balance invested in the Fixed Investment Fund under this plan. Thereafter, account balances initially invested in the Fixed Investment Fund and amounts attributable thereto may continue to be invested in that fund or may be transferred to other investment funds under the plan pursuant to proper investment elections.

         B-8. HARDSHIP WITHDRAWAL. A Supplement B participant who is experiencing a financial hardship may not obtain a hard-


                                         -B2-
ship withdrawal pursuant to section 7.1 unless such Supplement B participant has withdrawn all of his or her account balances attributable to his or her After-Tax Balance.

         B-9. WITHDRAWAL OF AMOUNTS ATTRIBUTABLE TO AFTER-TAX BALANCE. Each Supplement B participant who had his or her After-Tax Balance under the Frozen Savings plan transferred to this plan may elect to withdraw all or any portion of his or her account attributable to such After-Tax Balance, by filing a written election with the plan administrator. Such elections may be made at any time and shall be effective as of the last day of the calendar month following 15 days after the election is filed with the plan administrator.


                                         -B3-